UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2018

CEN BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55557
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7405 Tecumseh Rd, Suite 300, Windsor, Ontario, Canada N8T1G2

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (519) 419-4958

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2018, CEN Biotech, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) with AstralENERGY Solar Manufacturing Corporation, LTD (the “AstralENERGY”), a corporation incorporated under the laws of Canada.

Under the terms of the Agreement, the Company will acquire (the “Acquisition”) 70% of the outstanding common stock in the capital of AstralENERGY. The Company will issue an aggregate 2,500,000 shares of common stock of the Company as consideration for the Acquisition.

AstralENERGY is a manufacturer of architecturally designed solar panels for residential and commercial solar production.      Astral also has developed integrated multi-function LED street lighting systems.

Consummation of the Acquisition is subject to the conditions specified in the Agreement, including the receipt by the Company of the audited financial statements of AstralENERGY, prepared in accordance with U.S. GAAP.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description

10.1	Share Purchase Agreement, dated as of July 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2018

CEN BIOTECH, INC.

By:	/s/ Joseph Byrne
Joseph Byrne
Chief Executive Officer